Exhibit 99.1

FINAL Exec RS/PSU 2014

NCI BUILDING SYSTEMS, INC. 2003 LONG-TERM STOCK INCENTIVE PLAN

RESTRICTED STOCK AND PERFORMANCE SHARE AWARD AGREEMENT

2014 AWARD

NCI Building Systems, Inc., a Delaware corporation (the “Company”), hereby grants to Grantee, effective as of December 15, 2014 (the “Grant Date”), pursuant to the provisions of the NCI Building Systems, Inc. 2003 Long-Term Stock Incentive Plan, as in effect on the Grant Date (the “Plan”), an award (referred to herein as the “Award” or the “Awards”) of (1) the fixed number of shares of restricted Common Stock (the “Restricted Shares”) and (2) the target number (the “Target” or “Target Number”) of performance share units (“PSUs”), in each case as set forth in the letter dated December 15, 2014 advising Grantee of this Award (the “Award Letter”), upon and subject to the terms and conditions set forth in this Restricted Stock and Performance Share Award Agreement, including Exhibit A and Exhibit B hereto (this “Agreement”) and in the Plan. Unless otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the meanings assigned to them in the Plan and in the Award Letter. Grantee acknowledges receipt of a copy of the Plan in effect as of the date hereof, the terms and conditions of which are incorporated herein by reference.

1.           Effect of the Plan. The Award granted to Grantee is subject to all of the provisions of the Plan and of this Agreement, together with all rules and determinations from time to time issued by the Committee and by the Board pursuant to the Plan. The Company hereby reserves the right to amend, modify, restate, supplement or terminate the Plan without the consent of Grantee. This Award shall be subject, without further action by the Company or Grantee, to any amendment, modification, restatement or supplement to the Plan that is beneficial to, or increases the rights of, Grantee. This Award shall not be subject to any amendment, modification, restatement or supplement to the Plan that reduces or adversely affects the rights and benefits available to Grantee hereunder.

2.           Grant.

(a)           This Award shall be granted effective as of the Grant Date. Each Restricted Share which becomes vested and each PSU which becomes earned and vested, in each case in accordance with the terms of this Agreement, will entitle Grantee to receive from the Company one share of its common stock, $0.01 par value per share (the “Common Stock”), together with (in the case of Restricted Stock) any dividends and (in the case of PSUs) any dividend equivalents.

(b)           Grantee agrees that this Award shall be subject to all of the terms and conditions set forth in this Agreement and the Plan, including, but not limited to, the provisions relating to the earning, vesting and forfeiture of the Restricted Shares and PSUs set forth in Section 4 of this Agreement and in Exhibit A and Exhibit B, the prohibitions on transferability set forth in Section 3 of this Agreement and the satisfaction of the Required Withholding set forth in Section 9 of this Agreement.

3.           Vesting Schedule; Service Requirements; Legending of Restricted Shares.

(a)           Except as provided otherwise in Section 4 of this Agreement (and the relevant Sections of Exhibit A and Exhibit B), the Restricted Shares shall vest and the PSUs shall be earned and vest only if Grantee’s continuing employment or consulting relationship with the Company or any Subsidiary (“Continuous Service”) is not terminated during the period commencing with the Grant Date and ending with the applicable date that any Restricted Shares or earned PSUs vest. The determination of the number of Restricted Shares, if any, that vest and become payable shall be determined in accordance with Exhibit A, and the number of PSUs, if any, which become earned and the date upon which any such earned PSUs vest and become payable shall be determined in accordance with Exhibit B.

(b)           During the period of time between the Grant Date and the earlier of the date the Restricted Shares vest or are forfeited, the Restricted Shares shall be registered in the name of Grantee and held in escrow by an escrow agent selected by the Company. Grantee irrevocably authorizes the Company to deposit in escrow any certificates evidencing the Restricted Shares and any additions and substitutions to said shares as described in this Agreement. Any certificate shall bear a legend as provided by the Company, conspicuously referring to the terms, conditions and restrictions described in this Agreement. All unvested Restricted Shares that are forfeited pursuant to the terms of this Agreement shall be deemed to be immediately transferred from escrow to the Company without any payment by the Company or action by Grantee, and the Company shall have the full right to cancel any evidence of Grantee’s ownership of such forfeited unvested Restricted Shares and to take any other action necessary to demonstrate that Grantee no longer owns such forfeited unvested Restricted Shares automatically upon such forfeiture. Following such forfeiture, Grantee shall have no further rights with respect to such forfeited unvested Restricted Shares. Grantee, by his or her acceptance of the Award granted pursuant to this Agreement, irrevocably grants to the Company a power of attorney to transfer unvested Restricted Shares that are forfeited to the Company and agrees to execute any documents requested by the Company, including but not limited to one or more stock assignments, to facilitate such transfer upon forfeiture. The provisions of this Agreement regarding transfers of unvested Restricted Shares that are forfeited shall be specifically performable by the Company in a court of equity or law.

4.           Conditions of Forfeiture.

(a)           Upon any termination of Grantee’s Continuous Service (the date on which such termination occurs, the “Termination Date”):

(i)           except as otherwise provided in Exhibit A or Exhibit B, by the Company for Cause (as hereinafter defined) or by Grantee’s voluntary resignation without Good Reason (as hereinafter defined) on a date on which any portion of the Awards is unvested, such unvested Awards as of the Termination Date shall, without further action of any kind by the Company or Grantee, be forfeited; or

(ii)           due to death or Disability, or by the Company without Cause or by Grantee’s voluntary resignation with Good Reason (each a “Qualifying Termination”) before the Awards become vested, the number of Restricted Shares that shall vest shall be determined in accordance with Exhibit A, and the number of PSUs that may or shall become earned and vested, or may or shall be forfeited, shall be determined in accordance with Exhibit B.

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(b)           The number of Restricted Shares, if any, that become vested upon a Change in Control, shall be determined as set forth in Exhibit A, and the number PSUs, if any, that shall become earned and vested upon a Change in Control shall be determined as set forth in Exhibit B, provided, however, that, for the avoidance of doubt, clause (i) of the definition of “Change in Control” set forth in the Plan shall not be deemed to include an acquisition by a person which is inadvertent and/or otherwise not entered into for the purpose of, and does not have the effect of, changing or influencing the control of, the Company.

(c)           For purposes of this Agreement, “Cause” shall have the meaning ascribed to such term in Grantee’s current employment agreement with the Company or any of its Subsidiaries (the “Employment Agreement”) or, if no such Employment Agreement exists or if “Cause” is not defined in the Employment Agreement, “Cause” means:

(i)           Grantee’s failure or inability for any reason to devote substantially all of his or her business time and effort to the performance of his or her duties and responsibilities to the Company and its Subsidiaries (vacation time and absence due to sickness or disability being excepted herefrom) and such failure or inability continues for a period of thirty (30) days after written notice by the Company of the existence of such failure or inability; provided, however, that only one such notice by the Company need be sent and, if such failure re-occurs thereafter, no further notice and opportunity to cure such failure shall be required;

(ii)           indictment for, or conviction of, or plea of nolo contendere to, a felony, other than a felony involving the operation of a motor vehicle which does not result in serious bodily harm to any person;

(iii)           breach or failure by Grantee to perform any of his or her material covenants contained in the Employment Agreement that is not cured within thirty (30) days after written notice by the Company of the breach or failure to perform; provided, however, that only one such notice by the Company need be sent and, if such failure re-occurs thereafter, no further notice and opportunity to cure such failure shall be required;

(iv)           disregard or failure to use commercially reasonable efforts to carry out the reasonable and lawful instructions of any employee to whom Grantee reports or the Board of Directors of the Company, or a material violation of policies established by the Company, with respect to the operation of its business and affairs that continues for a period of thirty (30) days after written notice by the Company of the existence of such violation, disregard or failure; provided, however, that only one such notice by the Company need be sent and, if such violation, disregard or failure re-occurs thereafter, no further notice and opportunity to cure such violation, disregard or failure shall be required;

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(v)           an act committed by Grantee which (A) brings the Company or any of its Subsidiaries into public disgrace, or (B) harms the business operations of the Company or any of its Subsidiaries; provided, however, that the Board of Directors of the Company must first provide to Grantee written notice clearly and fully describing the particular acts or omissions which the Board reasonably believes in good faith constitutes Cause under this subsection and an opportunity, within thirty (30) days following his or her receipt of such notice, to meet in person with the Board of Directors to explain or defend the alleged acts or omissions relied upon by the Board of Directors and, to the extent practicable, to cure such acts or omissions;

(vi)           habitual insobriety or illegal use of controlled substances by Grantee; or

(vii)           breach or failure by Grantee to comply in any material respect with the Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics or Employee Policy Manual (as the same may be amended, restated, extended, supplemented or otherwise modified in writing from time to time in the sole discretion of the Board of Directors of the Company) that is not cured within thirty (30) days after written notice by the Company of the breach or failure to perform; provided, however, that only one such notice by the Company need be sent and, if such breach or failure reoccurs thereafter, no further notice and opportunity to cure such breach or failure shall be required.

(d)           For purposes of this Agreement, “Good Reason” shall have the meaning ascribed to such term in the Employment Agreement or, if no such Employment Agreement exists or if “Good Reason” is not defined in the Employment Agreement, “Good Reason” means any of the following events that occurs without Grantee’s prior written consent:

(i)           any reduction in the amount of Grantee’s then-current base salary in excess of ten percent (10%) in any twelve month period;

(ii)           (A) a material reduction in Grantee’s title; or (B) a material, adverse reduction in the duties or responsibilities of Grantee relative to Grantee’s then-current duties and responsibilities or, if applicable Grantee’s duties and responsibilities as described in the Employment Agreement;

(iii)           the breach or failure by the Company or Employer to perform any of its material covenants contained in the Employment Agreement, if any; or

(iv)           any relocation of Grantee’s principal place of employment outside the Houston, Texas metropolitan area (or, as to a Grantee whose principal place of employment is outside of the Houston Texas, metropolitan area, any relocation of such Grantee’s principal place of employment by more than 50 miles).

In order for a termination by Grantee to constitute a termination for Good Reason, Grantee must notify the Company of the circumstances claimed to constitute Good Reason in writing not later than the thirtieth (30th) day after such circumstances have arisen or occurred and must provide the Company with at least thirty (30) days within which to cure such circumstances before terminating employment, and, failing a cure, Grantee must terminate his or her employment within thirty (30) days following the expiration of such cure period.

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5.           Non-Transferability of Restricted Shares or PSUs. Grantee may not directly or indirectly sell, transfer, pledge, exchange, hypothecate, or otherwise encumber or dispose of any of the Awards, or any right or interest therein, by operation of law or otherwise (including through hedging transactions). Any such action with respect to the Awards in violation of this Section 5 shall be void and of no force or effect.

6.           Rights as a Stockholder; Dividends and Dividend Equivalents.

(a)           Restricted Shares. Subject to the restrictions contained in this Agreement, Grantee shall have the rights of a stockholder with respect to the Restricted Shares prior to the vesting thereof, including the right to vote all such Restricted Shares and to receive all dividends, cash or stock (other than stock dividends accounted for as a stock split), paid or delivered thereon, from and after the date hereof. In the event of forfeiture of unvested Restricted Shares, Grantee shall have no further rights with respect to such unvested Restricted Shares. However, the forfeiture of the unvested Restricted Shares pursuant to Section 4 hereof shall not create any obligation to repay cash dividends or stock dividends (other than stock dividends accounted for as a stock split) received as to such unvested Restricted Shares, nor shall such forfeiture invalidate any votes given by Grantee with respect to such unvested Restricted Shares prior to forfeiture.

(b)           PSUs. Until such time as shares issued in settlement of earned and vested PSUs (“PSU Award Shares”) are issued in payment for earned and vested PSUs, Grantee shall not have the rights of a stockholder with respect to the PSUs, including the right to vote or to receive any dividends, cash or stock (other than stock dividends accounted for as a stock split), paid or delivered thereon, from and after the date hereof; provided, however, that in the event that the Company pays any cash dividend, the PSUs will accumulate cash dividend equivalents. The dividend equivalents shall equal the dividends paid with respect to the Common Stock during the period (and to the extent) the PSUs remain outstanding and unpaid. The dividend equivalents shall accumulate, without interest, and be paid in cash at the time the related PSU Award Shares are issued, or shall be forfeited at the time the related PSUs are forfeited. For purposes of determining the amount of dividend equivalents accumulated and to be paid with respect to any earned and vested PSUs, the number of PSUs and PSU Award Shares which are payable, as ultimately determined based on the performance criteria, shall be considered to have been outstanding from the Grant Date. In the event of forfeiture of PSUs, Grantee shall have no further rights with respect to such PSUs or related dividend equivalents.

7.           Capital Adjustments and Corporate Events. If, from time to time during the term of this Agreement, there is any capital adjustment affecting the outstanding Common Stock as a class without the Company’s receipt of consideration (including stock dividends accounted for as a stock split or other non-cash dividends), the PSUs and/or the PSU Award Shares payable thereunder shall be adjusted in accordance with the provisions of Section 12 of the Plan. Any and all new, substituted or additional securities to which Grantee may be entitled by reason of Grantee’s ownership of the PSUs and/or the PSU Award Shares hereunder because of a capital adjustment shall be immediately subject to the provisions of this Agreement.

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8.           Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Restricted Shares, PSUs and/or PSU Award Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or the Plan, or (ii) to treat as owner of such Restricted Shares, PSUs and/or PSU Award Shares, or accord the right to vote or pay or deliver dividends or other distributions to, any purchaser or other transferee to whom or which Grantee shall have attempted to transfer such Restricted Shares, PSUs or PSU Award Shares.

9.           Tax Matters.

(a)           The Company’s obligation to deliver PSU Award Shares and dividend equivalents to Grantee upon the vesting of earned PSUs, and the Company’s obligation to delegend, release from escrow and/or otherwise reflect as fully vested the Restricted Shares, shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements (the “Required Withholding”). Unless Grantee has made arrangements with the Company for Grantee to deliver to the Company cash, a check or other available funds for the full amount of the Required Withholding by 5:00 P.M. Central Standard Time on the date that the Restricted Shares become vested or that the earned and vested PSUs are settled with PSU Award Shares, or by such date Grantee has not made such other provision for the satisfaction of the Required Withholding in form satisfactory to the Committee or Board, in its sole discretion, the Company shall: (x) with respect to the earned PSUs, first withhold any cash payable for dividend equivalents and second withhold PSU Award Shares then payable; and (y) with respect to the vested Restricted Shares, withhold vested Restricted Shares that otherwise would have been delivered to Grantee, in each case as necessary to satisfy Grantee’s Required Withholding. The amount of the Required Withholding and the number of Restricted Shares and/or PSU Award Shares to be withheld by the Company, if applicable, to satisfy Grantee’s Required Withholding, as well as the amount reflected on tax reports filed by the Company, shall be based on the value of the shares determined by using the last sales price of the Common Stock (as reported by the New York Stock Exchange) on the date prior to the applicable date of such vesting or settlement. The obligations of the Company under this Agreement shall be conditioned on such satisfaction of the Required Withholding.

(b)           Grantee acknowledges that the tax consequences associated with the Awards are complex and that the Company has urged Grantee to review with Grantee’s own tax advisors the federal, state, and local tax consequences of this Awards. Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Grantee understands that Grantee (and not the Company) shall be responsible for Grantee’s own tax liability that may arise as a result of the Award.

(c)           With respect to the Restricted Shares, Grantee understands further that Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income the fair market value of the vested Restricted Shares as of the date of vesting for those Restricted Shares. Grantee also understands that Grantee may elect to be taxed at Grant Date rather than at the time the Restricted Shares vest by filing an election under Section 83(b) of the Code with the Internal Revenue Service and by providing a copy of the election to the Company. GRANTEE ACKNOWLEDGES THAT HE OR SHE HAS BEEN INFORMED OF THE AVAILABILITY OF MAKING AN ELECTION IN ACCORDANCE WITH SECTION 83(b) OF THE CODE; THAT SUCH ELECTION MUST BE FILED WITH THE INTERNAL REVENUE SERVICE (AND A COPY OF THE ELECTION GIVEN TO THE COMPANY) WITHIN 30 DAYS OF THE GRANT OF RESTRICTED SHARES TO GRANTEE; AND THAT GRANTEE IS SOLELY RESPONSIBLE FOR MAKING SUCH ELECTION, IF HE WISHES TO DO SO.

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10.           Covenants of Grantee.

(a)           For the period beginning on the Grant Date through the fifth anniversary of the Grant Date, Grantee shall not, directly or indirectly and whether on his or her own behalf or on behalf of any other person, partnership, association, corporation or other entity, engage in or be an owner, director, officer, employee, agent, consultant or other representative of or for, or lend money or equipment to or otherwise support, any business that manufactures, engineers, markets, sells or provides, within a 250-mile radius of any then existing manufacturing facility of the Company and its subsidiaries and affiliates, metal building systems or components (including, without limitation, primary and secondary framing systems, roofing systems, end or side wall panels, doors, windows or other metal components of a building structure), coated or painted steel or metal coils, coil coating or painting services, or any other products or services that are the same as or similar to those manufactured, engineered, marketed, sold or provided by the Company or its subsidiaries and affiliates during the Continuous Service of Grantee. Ownership by Grantee of equity securities of the Company, or of equity securities in other publicly owned companies constituting less than 1% of the voting securities in such companies, shall be deemed not to be a breach of this covenant.

(b)           For the period beginning on the Grant Date through the fifth anniversary of the Grant Date, Grantee shall not, directly or indirectly and whether on his or her own behalf or on behalf of any other person, partnership, association, corporation or other entity, either (i) hire, seek to hire or solicit the employment or service of any employee, agent or consultant of the Company or its subsidiaries and affiliates, (ii) in any manner attempt to influence or induce any employee, agent or consultant of the Company or its Subsidiaries and affiliates to leave the employment or service of the Company or its Subsidiaries and affiliates; (iii) use or disclose to any person, partnership, association, corporation or other entity any information concerning the names and addresses of any employees, agents or consultants of the Company or its Subsidiaries and affiliates unless required by due process of law; or (iv) call upon, solicit, divert or attempt to call upon, solicit or divert the business of any customer, vendor or acquisition prospect of the Company or any of its Subsidiaries or affiliates with whom Grantee dealt, directly or indirectly, during his or her engagement with the Company or its Subsidiaries or affiliates.

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(c)           Prior to the vesting of any Restricted Shares or earned PSUs, for purposes of the covenants made in this Section 10, the Company promises to provide Grantee (as is necessary for Grantee’s position) with various trade secrets and proprietary and confidential information consisting of, but not limited to, processes, computer programs, compilations of information, records, sales procedures, customer requirements, pricing techniques, customer lists, methods of doing business and other confidential information (collectively referred to as the “Trade Secrets”), which are owned by the Company and regularly used in the operation of its business, but in connection with which the Company takes precautions to prevent dissemination to persons other than certain directors, officers and employees. Grantee acknowledges and agrees that the Trade Secrets (a) are secret and not known in the industry or to the public; (b) are entrusted to him after being informed of their confidential and secret status by the Company and because of the fiduciary position occupied by him with the Company; (c) have been developed by the Company for, and on behalf of, the Company through substantial expenditures of time, effort and money and are used in its business; (d) give the Company an advantage over competitors who do not know or use the Trade Secrets; (e) are of such value and nature as to make it reasonable and necessary to protect and preserve the confidentiality and secrecy of the Trade Secrets; and (f) the Trade Secrets are valuable, special and unique assets of the Company, the disclosure of which could cause substantial injury and loss of profits and goodwill to the Company. Grantee shall not use in any way or disclose any of the Trade Secrets, directly or indirectly, during his or her Continuous Service with the Company, or at any time thereafter, except as required in the course of his or her Continuous Service with the Company. All files, records, documents, information, data and similar items relating to the business of the Company, whether prepared by Grantee or otherwise coming into his or her possession, shall remain the exclusive property of the Company and shall not be removed from the premises of the Company under any circumstances without the prior written consent of the Board of Directors of the Company (except in the ordinary course of business during Grantee’s Continuous Service with the Company), and in any event shall be promptly delivered to the Company upon termination of Grantee’s Continuous Service for any reason. Grantee agrees that, upon his or her receipt of any subpoena, process or other request to produce or divulge, directly or indirectly, any Trade Secrets to any entity, agency, tribunal or person, he shall timely notify and promptly hand deliver a copy of the subpoena, process or other request to the Chairman of the Board and Chief Executive Officer of the Company. For this purpose, Grantee irrevocably nominates and appoints the Company (including any attorney retained by the Company), as his or her true and lawful attorney-in-fact, to act in his or her name, place and stead to perform any act that he might perform to defend and protect against any disclosure of any Trade Secrets.

(d)           For the period beginning on the Grant Date through the fifth anniversary of the Grant Date, Grantee shall not for any reason whatsoever (whether or not related to this Agreement or the Awards or the PSU Award Shares) institute any legal proceedings against the Company, any of its subsidiaries, or any of its officers, directors, agents or representatives.

(e)           (i)            The parties hereto intend all provisions of subsections (a), (b), (c) and (d) of this Section 10 to be enforced to the fullest extent permitted by law. Accordingly, should a court of competent jurisdiction determine that the scope of any provision of subsections (a), (b), (c) or (d) of this Section 10 is too broad to be enforced as written, the parties intend that the court may reform the provision to such narrower scope as it determines to be reasonable and enforceable, and, in the event the court reforms Section 10(a) hereof, the Company may elect to either accept enforcement of the provision as so modified or require the return of cash or shares as set forth in Section 10(e)(ii). In addition, however, Grantee agrees that the non-competition agreements, non-employment agreements, non-disclosure and no litigation agreements set forth above each constitute separate agreements independently supported by good and adequate consideration and shall survive this Agreement. The existence of any claim or cause of action of Grantee against the Company, except for a breach of this Agreement by the Company or its subsidiaries, shall not constitute a defense to the enforcement by the Company of the covenants and agreements of Grantee contained in the non-competition, non-employment, non-disclosure and no litigation agreements.

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(ii)           If in connection with the challenge by Grantee of any provision of Section 10(a), any court of competent jurisdiction determines that the non-competition agreement in Section 10(a) hereof is void or unenforceable or modifies Section 10(a) and the Company declines to accept the modification, Grantee agrees to return to the Company an amount equal to 80% of the total value awarded Grantee under this Award, whether in the form of (A) Common Stock owned by Grantee, (B) cash or other immediately available funds in an amount equal to the then fair market value of the applicable number of shares of Common Stock received by Grantee under this Agreement determined by using the last sales price of the Common Stock (as reported by the New York Stock Exchange) on the date such determination is made, or (C) any combination of (A) and (B).

(f)           Grantee hereby agrees that a breach of any of the provisions of this Section 10 would cause irreparable injury to the Company and its Subsidiaries and affiliates, for which they would have no adequate remedy at law. If Grantee breaches or threatens to breach any of the covenants set forth in this Section 10, then without regard for any provision to the contrary, including Section 13 hereof, the Company shall have the right to immediately seek injunctive relief from a court having jurisdiction for any actual or threatened breach of this Section 10 without necessity of complying with any requirement as to the posting of a bond or other security (it being understood that Grantee hereby waives any such requirement). Any such injunctive relief shall be in addition to any other remedies to which the Company may be entitled at law, in equity or otherwise. Grantee hereby agrees that upon receipt of notice of the Company’s intent to seek injunctive relief, Grantee will not sell, transfer, pledge, exchange, hypothecate, or otherwise encumber or dispose of any of the Restricted Shares or PSU Award Shares received under this Agreement, or any right or interest therein, pending the final resolution of such injunctive relief proceeding. In addition, Grantee shall, within ten (10) business days after it is ultimately determined that he has committed such a breach hereof, whether in an injunctive proceeding brought under this Section 10(f) or pursuant to the dispute resolution provisions of Section 13 hereof, either (i) redeliver to the Company Restricted Shares or PSU Award Shares received under this Agreement, if still owned by Grantee, or (ii) reimburse the Company an amount equal to the then fair market value of the Restricted Shares or PSU Award Shares received under this Agreement determined by using the last sales price of the Common Stock (as reported by the New York Stock Exchange) on the date such determination is made; which amount shall be paid to the Company in cash or other immediately available funds.

(g)           By acceptance of this Agreement, Grantee agrees to cooperate with, provide information to, and to participate in such exams and activities as requested by, the Company, if the Company, in its sole discretion, elects to obtain insurance or make other financial arrangements to fund or otherwise assure or assist in the performance and satisfaction of the Company’s obligations and liabilities under this Agreement.

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11.           Entire Agreement; Governing Law. The Plan and this Agreement constitute the entire agreement of the Company and Grantee (collectively, the “Parties”) with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Parties with respect to the subject matter hereof. If there is any inconsistency between the provisions of this Agreement and of the Plan, the provisions of the Plan shall govern. Nothing in the Plan and this Agreement (except as expressly provided therein or herein) is intended to confer any rights or remedies on any person other than the Parties. The Plan and this Agreement are to be construed in accordance with and governed by the internal laws of the State of Texas, without giving effect to any choice-of-law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Texas to the rights and duties of the Parties. Should any provision of the Plan or this Agreement relating to the Awards or PSU Award Shares (excluding for this purpose the provisions of Section 10(a), which is addressed in Section 10(e)) be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

12.           Interpretive Matters. Whenever required by the context, pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter, and the singular shall include the plural, and vice versa. The term “include” or “including” does not denote or imply any limitation. The captions and headings used in this Agreement are inserted for convenience and shall not be deemed a part of the Award or this Agreement for construction or interpretation.

13.           Dispute Resolution. Except as provided in Section 10 hereof, the provisions of this Section 13 shall be the exclusive means of resolving disputes of the Parties (including any other persons claiming any rights or having any obligations through the Company or Grantee) arising out of or relating to the Plan and this Agreement. The Parties shall attempt in good faith to resolve any disputes arising out of or relating to the Plan and this Agreement by negotiation between individuals who have authority to settle the controversy. Either Party may commence negotiations by delivering to the other Party a written statement of the Party’s position and the name and title of the individual who will represent the Party. Within thirty (30) days of the written notification, the Parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation within ninety (90) days of the written notification of the dispute, either Party may file suit and each Party agrees that any suit, action, or proceeding arising out of or relating to the Plan or this Agreement shall be brought in the United States District Court for the Southern District of Texas (or should such court lack jurisdiction to hear such action, suit or proceeding, in a Texas state court in Harris County, Texas) and that the Parties shall submit to the jurisdiction of such court. The Parties irrevocably waive, to the fullest extent permitted by law, any objection a Party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 13 shall for any reason be held invalid or unenforceable, it is the specific intent of the Parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

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14.           Nature of Payments. Any and all grants or deliveries to Grantee hereunder shall constitute special incentive payments to Grantee and shall not be taken into account in computing the amount of salary or compensation of Grantee for the purpose of determining any retirement, death or other benefits under (a) any retirement, bonus, life insurance or other employee benefit plan of the Company, or (b) any agreement between the Company and Grantee, except as such plan or agreement shall otherwise expressly provide.

15.           [intentionally omitted]

16.           Amendment; Waiver. This Agreement may be amended or modified only by means of a written document or documents signed by the Company and Grantee. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board or by the Committee. A waiver on one occasion shall not be deemed to be a waiver of the same or any other breach on a future occasion.

17.           Notice. Any notice or other communication required or permitted hereunder shall be given in writing and shall be deemed given, effective, and received upon prepaid delivery in person or by courier or upon the earlier of delivery or the third business day after deposit in the United States mail if sent by certified mail, with postage and fees prepaid, addressed to the other Party at the Company’s principal executive office or the address of Grantee in the records and books of the Company, or to such other address as such Party may designate in writing from time to time by notice to the other Party in accordance with this Section 17.

BY ACCEPTING THIS AGREEMENT, GRANTEE ACKNOWLEDGES AND AGREES THAT THIS AWARD SHALL BE EARNED, VEST AND AMOUNTS WILL BE PAYABLE IF AT ALL, ONLY DURING THE PERIOD OF GRANTEE’S CONTINUOUS SERVICE OR AS OTHERWISE PROVIDED IN THIS AGREEMENT (NOT THROUGH THE ACT OF BEING GRANTED THE AWARD). GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT OR THE PLAN SHALL CONFER UPON GRANTEE ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF GRANTEE’S CONTINUOUS SERVICE. Grantee acknowledges receipt of a copy of the Plan, represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof. Grantee has reviewed this Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of this Agreement and the Plan. Grantee hereby agrees that all disputes arising out of or relating to this Agreement and the Plan shall be resolved in accordance with Section 13 of this Agreement. Grantee further agrees to notify the Company upon any change in the address for notice indicated in this Agreement.

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Exhibit A to Restricted Stock and Performance Share Award Agreement

Additional Terms Applicable to Restricted Stock Award (December 2014 Award)
(Exec RS/PSU 2014)

1.           Service-Based Vesting. The Restricted Shares shall vest if Grantee’s Continuous Service is not terminated during the period commencing with the Grant Date and ending with the applicable date that an applicable portion of the Restricted Shares vests (each, a “Restricted Share Vesting Date”). Restricted Shares that have vested pursuant to this Agreement are referred to in this Exhibit A as “Vested Restricted Shares,” and Restricted Shares that have not yet vested pursuant to this Agreement are referred to herein as “Unvested Restricted Shares.” Subject to the provisions of Section 4 of this Agreement, if Grantee’s Continuous Service is not terminated prior to an applicable Restricted Share Vesting Date, the Restricted Shares shall vest as follows:

(i)           sixty-seven percent (67%) of the Restricted Shares shall vest on the second anniversary of the Grant Date (or the first business day thereafter); and

(ii)           the remaining thirty-three percent (33%) of the Restricted Shares shall vest on the third anniversary of the Grant Date (or the first business day thereafter).

If an installment of the vesting would result in a fractional Vested Restricted Share, such installment will be rounded to the next higher or lower Restricted Share, as determined by the Company, except the final installment, which will be for the balance of the Restricted Shares.

2.           Accelerated Vesting. Notwithstanding anything to the contrary in this Agreement, if Grantee’s Continuous Service terminates while any Unvested Restricted Shares are outstanding and such termination is by reason of Grantee’s death or Disability, then all Unvested Restricted Shares shall become Vested Restricted Shares. In the event Grantee’s employment with the Company terminates while any Unvested Restricted Shares are outstanding and such termination is other than by reason of Grantee’s death or Disability, then all Unvested Restricted Shares will be forfeited and cancelled without payment.

For avoidance of doubt and notwithstanding any provision of the Plan to the contrary, Grantee agrees that neither Grantee’s retirement or nor Grantee’s attainment of Normal Retirement Age shall have any effect on the vesting of the Unvested Restricted Shares, unless the Committee shall determine otherwise; provided, that, subject to the approval of the Committee in its sole discretion, Grantee’s retirement or attainment of Normal Retirement Age may be treated as a Qualifying Termination.

3.            Effect of a Change in Control. All Unvested Restricted Shares shall become Vested Restricted Shares in accordance with the provisions of Section 12(b) of the Plan relating to a Change in Control.

4.           Actions with respect to Vested Restricted Shares. Upon vesting of Restricted Shares, the Company shall, subject to the satisfaction of the Required Withholding, release from escrow all Vested Restricted Shares to Grantee and take other steps as may be necessary to reflect that such Restricted Shares have vested.

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Exhibit B to Restricted Stock and Performance Share Award Agreement

Additional Terms Applicable to Performance Share Award (December 2014 Award)
(Exec RS/PSU 2014)

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1.           TSR-Based Performance Objective:

(a)           Performance Objectives and Performance Goal: The Performance Objectives applicable to this Award are (i) as to 40% of the Award, Cumulative Free Cash Flow against pre-established targets; (ii) as to an additional 40% of the Award, Cumulative Earnings Per Share against pre-established targets; and (iii) as to 20% of the Award, Total Shareholder Return or TSR. For this purpose, Cumulative Free Cash Flow, Cumulative Earnings Per Share and Total Shareholder Return or TSR shall be determined by the Company’s Compensation Committee as described in the Award Letter.

(b)           Performance Periods. Two performance periods shall apply separately to 50% of the Target Number of PSUs (each, a “Performance Period”). The first Performance Period is the period of two consecutive fiscal years of the Company beginning on November 3, 2014. The second Performance Period is the period of three consecutive fiscal years of the Company beginning on November 3, 2014. Fifty percent (50%) of the Target Number of PSUs will be eligible to be earned with respect to the first of these Performance Periods (“Tranche 1 PSUs”), and fifty percent (50%) of the Target Number of PSUs will be eligible to be earned with respect to the second of these Performance Periods (“Tranche 2 PSUs”).

(c)           Certification of Achievement Relative to Performance Objectives: Following the end of each of the two Performance Periods, the Company’s Compensation Committee will certify the extent to which the Performance Objectives have been achieved. Performance at or above the threshold level of a Performance Objective will result in a percentage of the Target Number of PSUs becoming earned, up to any stated maximum amount. Earned PSUs will vest as set forth below. PSUs will be forfeited in full if the Company’s performance for the Performance Period does not meet or exceed the threshold level of any of the Performance Objectives. To the extent the earned PSUs are less than the Target Number of PSUs, such excess PSUs shall be forfeited and cancelled. The certification of the level of the Performance Objectives achieved and the corresponding number of PSUs earned shall occur no later than sixty (60) days after the end of the Performance Period.

(d)           Vesting Date for Earned PSUs: Subject to Section 2 below, (i) 100% of the earned Tranche 1 PSUs (as ultimately determined by the Compensation Committee) will vest on the first December 15th (or the first business day thereafter) following the end of the fiscal year of the Company ending in 2016, provided that Grantee is then serving as an employee of the Company or any Subsidiary, and (ii) 100% of the earned Tranche 2 PSUs (as ultimately determined by the Compensation Committee) will vest on the first December 15th (or the first business day thereafter) following the end of the fiscal year of the Company ending in 2017, provided that Grantee is then serving as an employee of the Company or any Subsidiary.

(e)           Payment of Shares for Earned and Vested: The Company will issue the PSU Award Shares and pay dividend equivalents to Grantee with respect to vested earned PSUs, in each case as provided in the Agreement, not later than fifteen (15) days following the date of the Compensation Committee certification.

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2.           Effect of Certain Events. The following provisions will apply in the event of the termination of employment or the occurrence of a Change in Control at a time when PSUs are outstanding.

(a)           Termination of Employment Prior to a Change in Control.

(i)           Termination for Any Reason Other Than Due to a Qualifying Termination.

(A)           Prior to the Completion of the Vesting Period. In the event Grantee’s employment with the Company terminates prior to the end of the vesting period specified in Section 1(d) for any reason other than a Qualifying Termination, this Award shall terminate, all outstanding unvested PSUs, whether earned or unearned, will be forfeited and cancelled and no additional amounts shall become payable under this Award as of the date of such employment termination.

(B)           Following the Completion of the Vesting Period. In the event Grantee’s employment with the Company terminates following the end of the vesting period specified in Section 1(d) for any reason other than a Qualifying Termination, then Grantee shall retain his or her right to payment in respect of any earned (as ultimately certified by the Committee) PSUs; provided, that if Grantee’s employment is terminated by the Company with Cause, this Award shall immediately be forfeited in its entirety. PSU Award Shares and dividend equivalents underlying such vested PSUs shall be distributed at such time as distributions are made with respect to other earned PSUs to other grantees.

(ii)           Termination Due to Qualifying Termination.

(A)           Prior to the Completion of the Vesting Period. In the event Grantee’s employment with the Company terminates prior to the end of the vesting period specified in Section 1(d) due to a Qualifying Termination, a prorated number of PSUs shall become earned and vested as follows. Such prorated number of PSUs shall be equal to the product of (a) the number of PSUs earned (as ultimately certified by the Committee following the end of the Performance Period, and determined as if Grantee remained continuously employed through the vesting date), multiplied by (b) a proration fraction, the numerator of which is the number of days elapsed in the Performance Period through the date of termination and the denominator of which is the total number of days in the performance period (i.e., 730 for the Tranche 1 PSUs and 1,095 for the Tranche 2 PSUs); provided, that, except in case of a termination by reason of death or Disability, if such fraction is less than ½ (one-half), then, unless the Committee shall determine otherwise in its sole discretion, the Award shall immediately be forfeited in its entirety. PSU Award Shares and dividend equivalents underlying such vested PSUs shall be distributed following the Performance Period at such time as distributions are made with respect to other earned PSUs to other grantees.

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(B)           Following the Completion of the Vesting Period. In the event Grantee’s employment with the Company terminates following the end of the vesting period specified in Section 1(d) due to a Qualifying Termination, then Grantee shall retain his or her right to payment in respect of any earned (as ultimately certified by the Committee) PSUs. PSU Award Shares and dividend equivalents underlying such vested PSUs shall be distributed at such time as distributions are made with respect to other earned PSUs to other grantees.

For avoidance of doubt and notwithstanding any provision of the Plan to the contrary, Grantee agrees that neither Grantee’s retirement or nor Grantee’s attainment of Normal Retirement Age shall have any effect on the vesting of the unvested PSUs, unless the Committee shall determine otherwise; provided, that, subject to the approval of the Committee in its sole discretion, Grantee’s retirement or attainment of Normal Retirement Age may be treated as a Qualifying Termination.

(b)           Effect of Change in Control. In the event of a Change in Control prior to the Grantee’s termination of employment for any reason, the number of PSUs earned shall be calculated and certified by the Committee, as provided below, such earned PSUs shall become vested, and PSU Award Shares and dividend equivalents underlying the earned PSUs shall be payable on or within five (5) days after the date of the Change in Control.

First:  If the Performance Period has not been completed, the maximum number of PSUs that could be earned shall be deemed earned.

Second: If the Performance Period has been completed, then the earned PSUs shall be equal to the number certified by the Committee.

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